EXHIBIT 99.1
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[LOGO - LAS VEGAS SANDS CORP.]

                                          P R E S S   R E L E A S E

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            LAS VEGAS SANDS CORP. REPORTS SECOND QUARTER 2009 RESULTS

 QUARTERLY NET REVENUE OF $1.06 BILLION AND ADJUSTED PROPERTY EBITDAR OF $247.6
                MILLION ACHIEVED DESPITE SOFT MARKET CONDITIONS

  COST SAVINGS PROGRAMS ON TRACK TO GENERATE $500 MILLION IN ANNUALIZED SAVINGS


LAS VEGAS, NV (JULY 30, 2009)--Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended June 30, 2009.

COMPANY-WIDE OPERATING RESULTS

Net revenue for the second quarter of 2009 was $1.06 billion, a decrease of 4.8% compared to $1.11 billion in the second quarter of 2008. Consolidated adjusted property EBITDAR in the second quarter of 2009 decreased 14.0% to $247.6 million, compared to $287.9 million in the year-ago quarter.

On a GAAP (Generally Accepted Accounting Principles) basis, operating loss in the second quarter of 2009 was $171.3 million, compared to income of $73.3 million in the second quarter of 2008. The decrease in operating income was impacted by difficult operating conditions, the settlement of a legal matter, a non-cash impairment loss of $151.2 million, related principally related to a decrease in the expected future proceeds from our sale of The Shoppes at The Palazzo, and an increase in depreciation and amortization expense. Excluding the legal settlement and impairment loss, operating income would have been $22.3 million.

Adjusted net income (see Note 1) was $8.8 million, or $0.01 per diluted share, compared to $30.9 million in the second quarter of 2008, or $0.09 per diluted share. The decrease in adjusted net income of $22.1 million reflects reduced operating income for the aforementioned reasons, partially offset by a decrease in net interest expense and a benefit for income taxes.

On a GAAP basis, net loss attributable to common stockholders in the second quarter of 2009 was $222.2 million, compared to a loss of $8.8 million in the second quarter of 2008, resulting in a diluted loss per share of $0.34 compared to $0.02 in the prior year quarter. The increase in net loss attributable to common stockholders of $213.4 million reflects the after-tax impact of the non-cash impairment loss, the legal settlement and the increase in depreciation and amortization expense mentioned above, as well as $23.2 million in preferred stock dividends and accretion on preferred stock of $23.1 million, partially offset by decreases in corporate expenses, excluding the legal settlement, and net interest expense. Excluding the legal settlement and impairment loss, diluted loss per share would have been $0.12.

SECOND QUARTER HIGHLIGHTS

Sheldon G. Adelson, chairman and CEO, stated, "While our operating results reflect the challenging economic environment, we remain pleased that our properties in both Las Vegas and Macau continue to generate solid cash flow. We have made marked progress during the quarter on the execution of each of the three principal components of our business plan. First, to maximize our cash flow from current operations in Las Vegas and Macau through the implementation of cost savings programs designed to right-size our global operations; these savings programs are now targeted to achieve at least $500 million in annualized cost reductions. Second, to complete our Marina Bay Sands development in Singapore in a timely and cost efficient manner. Third, to enhance our financial flexibility by advancing opportunities that will increase liquidity and enable us to execute our de-leveraging strategy."

"The  operating  performance  of our Las Vegas and Macau  properties  during the
quarter   again   reflected   the   relative   strength   of  our   diversified,
convention-based business model. Notably, The Venetian Macao continued to attract large numbers of visitors, with visits to the property during the second quarter increasing by 7.1% compared to visits in last year's second quarter while overall visitation to the Macau market as reported by the Macau Government decreased by 13.2% during the quarter. This 20 percentage point differential reflects the strong appeal of the property despite the reported impact of the H1N1 virus on visitation to the Macau market and The Venetian Macao. Gaming volumes at The Venetian Macao were up in total, with a notable increase in slot handle. In Las Vegas, our gaming volumes remained healthy while RevPAR reflected pricing pressure."

COST SAVINGS PROGRAM UPDATE

Mike Leven, president and COO, stated, "We continue to make progress in reducing our cost structure and in the implementation of operating efficiencies across our organization worldwide. These ongoing efforts have enabled us to continue to produce solid cash flow across our operations while positioning us to benefit from meaningful operating leverage when economic conditions improve. While we have now increased our annualized cost savings objective to more than $500 million across our entire organization, we will continue to seek additional areas where savings may be achieved. In addition to the $500 million in expense savings, we are avoiding over $100 million of annual costs on a temporary basis. We expect the $100 million cost avoidance savings to erode over time as business conditions improve."

"With respect to our $500 million in cost savings programs, as of June 30, 2009, we have successfully eliminated approximately 69% of these costs from our current expense run rate, or approximately $345 million on an annualized basis. We expect to have implemented 100% of our currently identified savings programs by December 31, 2009, and to have eliminated these expenses from our expense base as we enter the calendar year 2010. With respect to income statement realization of our cost savings programs, we realized approximately $100 million of the implemented savings in our historical financial statements in calendar year 2008, and we expect to realize approximately $300 million of savings in calendar year 2009, including approximately $70 million that was realized in the second quarter of 2009. Finally, in calendar year 2010, we expect to realize approximately $100 million in additional savings from our initiatives implemented during calendar year 2009."

LAS VEGAS SECOND QUARTER OPERATING RESULTS

Despite the weak economic environment in Las Vegas, The Venetian Las Vegas and The Palazzo produced solid cash flow for the quarter. Table games drop for the two properties was down 5.4% compared to the year ago quarter. Table games win percentage was 19.3% in the second quarter compared to 20.5% in last year's second quarter. Slot handle decreased 27.0% compared to last year's second quarter, due principally to changes in machine mix on our gaming floors. Slot win percentage increased to 7.2% in the second quarter, compared to 5.5% in the year ago quarter.

The decrease in Las Vegas hotel revenues for the quarter reflected the lower pricing and demand trends in the current operating environment. The lower rate and RevPAR across our 7,100 suites in Las Vegas was the principal negative factor impacting our Las Vegas operations adjusted property EBITDAR. Our group business continued to provide occupancy during mid-week periods. We continue to implement our cost savings program of approximately $200 million of annualized savings across our Las Vegas operations, with approximately $35 million in savings realized in the quarter, compared to the quarter one year ago, and approximately $135 million achieved on an annualized basis. We expect to have implemented $200 million in annualized savings across our Las Vegas operations by December 31, 2009. The right-sizing of our cost structure should provide significant operating leverage which will contribute to increases in operating margins when room rates increase and market conditions improve in the future.

The following table summarizes our key operating results for our Las Vegas operations for the second quarter of 2009 compared to the second quarter of 2008:

                                                                Three Months Ended
                                                                      June 30,
LAS VEGAS OPERATIONS                                    ----------------------------------
(In millions, except for percentages and basis points)        2009               2008            $ Change        % Change
                                                        ----------------   ---------------   --------------- ---------------
Revenues:
  Casino                                                $         119.1    $        126.5    $        (7.4)           -5.8%
  Rooms                                                           112.8             142.4            (29.6)          -20.8%
  Food & Beverage                                                  59.3              68.7             (9.4)          -13.7%
  Retail & Other                                                   41.5              45.6             (4.1)           -9.0%
  Less - Promotional Allowances                                   (41.7)            (34.8)            (6.9)           19.8%
                                                        ----------------   ---------------   ---------------
Net Revenues                                            $         291.0    $        348.4    $       (57.4)          -16.5%

Adjusted Property EBITDAR                               $          78.1    $        106.6    $       (28.5)          -26.7%
  EBITDAR Margin %                                                26.8%             30.6%                          -3.8 pts

Operating Income (Loss)                                 $        (137.5)   $         42.1    $      (179.6)         -426.6%

GAMING STATISTICS
(In millions, except for percentages)

Table Games Drop                                        $         386.1    $        408.2    $       (22.1)           -5.4%
  Table Games Win %(1)                                            19.3%             20.5%                          -1.2 pts

Slot Handle                                             $         668.6    $        916.1    $      (247.5)          -27.0%
  Slot Hold %(2)                                                   7.2%              5.5%                           1.7 pts

HOTEL STATISTICS

The Venetian Las Vegas:
  Occupancy %                                                     88.9%             90.6%                          -1.7 pts
  Average Daily Rate                                    $           186    $          245    $         (59)          -24.1%
  Revenue per Available Room                            $           166    $          222    $         (56)          -25.2%

The Palazzo:
  Occupancy %                                                     91.5%             92.9%                          -1.4 pts
  Average Daily Rate                                    $           207    $          243    $         (36)          -14.8%
  Revenue per Available Room                            $           190    $          226    $         (36)          -15.9%

(1)  This  compares to our  expected  table games win  percentage  of 20% to 22% (calculated before discounts).
(2)  This compares to our expected slot hold  percentage of 6% to 7% (calculated before slot club cash incentives).

THE VENETIAN MACAO SECOND QUARTER OPERATING RESULTS

The Venetian Macao delivered a solid operating performance during the quarter in light of a Macau market that has experienced decreases in both visitation and gaming volumes. Visitation to The Venetian Macao remained strong with more than
5.4 million visits to the property during the quarter, an increase of 7.1% from last year's second quarter. The Venetian Macao has now recorded over 11.4 million visits in 2009, an increase of 10.3% over the first six months of 2008, illustrating the growing appeal of our market-leading integrated resort. Gaming volumes at The Venetian Macao remain healthy, with slot handle increasing 19.8% compared to the quarter one year ago.

We are pleased with the ongoing maturation of The Venetian Macao and with the growing diversification of its revenue and cash flow streams. The property is increasingly less reliant on the Rolling Chip segment of the business for its cash flow generation. For the second quarter of 2009, only approximately 12% of The Venetian Macao's adjusted property EBITDAR was contributed by the Rolling Chip play segment, compared to 25% during the second quarter of 2008. The second quarter EBITDAR margin at The Venetian Macao of 24.8% decreased from our record quarter in 2008, but remained consistent with this year's first quarter EBITDAR margin.

We have now implemented cost savings of approximately $210 million on an annualized basis across our Macau operations, or approximately 70% of our $300 million target. We realized approximately $35 million in cost savings across our Macau operations in the quarter, and we expect to produce greater realized savings in the third and fourth quarters of 2009 as the impact of savings initiatives ramps up. Our cost savings programs remain an important component of our operating strategy in Macau, and we expect to implement the total annualized cost savings of at least $300 million by December 31, 2009.
Write-offs of certain receivables from retailers during the quarter and entertainment losses totaling approximately $10.0 million partially offset the impact of these cost savings at The Venetian Macao in the current quarter.

The following table summarizes our key operating results for The Venetian Macao for the second quarter of 2009 compared to the second quarter of 2008:

                                                                 Three Months Ended
                                                                      June 30,
VENETIAN MACAO OPERATIONS                              ------------------------------------
(In millions, except for percentages and basis points)       2009              2008              $ Change        % Change
                                                       ------------------  ----------------  --------------- --------------
Revenues:
  Casino                                               $           380.0   $         415.6   $       (35.6)          -8.6%
  Rooms                                                             38.5              46.5            (8.0)         -17.2%
  Food & Beverage                                                   12.9              15.4            (2.5)         -16.2%
  Retail & Other                                                    32.8              36.8            (4.0)         -10.9%
  Less - Promotional Allowances                                    (21.0)            (20.6)           (0.4)           1.9%
                                                       ------------------  ----------------  ---------------
Net Revenues                                           $           443.2   $         493.7   $       (50.5)         -10.2%

Adjusted Property EBITDAR                              $           110.0   $         140.2   $       (30.2)         -21.5%
  EBITDAR Margin %                                                 24.8%             28.4%                        -3.6 pts

Operating Income                                       $            52.7   $          83.6   $       (30.9)         -37.0%

GAMING STATISTICS
(In millions, except for percentages)


Rolling Chip Volume                                    $         9,896.2   $       9,892.8   $          3.4           0.0%
  Rolling Chip Win %(1)                                            2.28%             3.01%                       -0.73 pts


Non-Rolling Chip Table Games Drop                      $           768.9   $         851.6   $       (82.7)          -9.7%
  Non-Rolling Chip Table Games Win %(2)                            24.8%             20.3%                         4.5 pts


Slot Handle                                            $           535.3   $         447.0   $         88.3          19.8%
  Slot Hold %(3)                                                    7.5%              8.1%                        -0.6 pts

HOTEL STATISTICS

  Occupancy %                                                      76.2%             80.2%                        -4.0 pts

  Average Daily Rate                                   $             201   $           225   $         (24)         -10.7%

  Revenue per Available Room                           $             153   $           180   $         (27)         -15.0%

(1) This compares to our expected Rolling Chip win percentage of 3.0% (calculated before discounts and commissions).
(2) This compares to our expected Non-Rolling Chip win percentage of 18% to 20% (calculated before discounts).
(3) This compares to our expected slot hold percentage of 6% to 7% (calculated before slot club cash incentives).

SANDS MACAO SECOND QUARTER OPERATING RESULTS

The Sands Macao's second quarter operating performance reflected solid gaming volumes and the benefits of the implementation of our cost savings programs, with adjusted property EBITDAR increasing to $61.0 million in the quarter, an increase of 12.8% compared to the second quarter of 2008. EBITDAR margin was 26.1% in the quarter, an increase of 590 basis points compared to the second quarter of 2008. Our gaming volumes continue to reflect the unique market positioning of the Sands Macao on the Macau peninsula. Looking ahead, we expect to improve our financial performance at the property by continuing to reduce the Sands' cost structure and by implementing additional operating efficiencies.

The following table summarizes our key operating results for the Sands Macao for the second quarter of 2009 compared to the second quarter of 2008:


                                                                Three Months Ended
                                                                     June 30,
SANDS MACAO OPERATIONS                                  ---------------------------------
(In millions, except for percentages and basis points)        2009             2008           $ Change           % Change
                                                        ---------------   ---------------  ----------------  ---------------
Revenues:
  Casino                                                $        229.4    $        262.2   $        (32.8)           -12.5%
  Rooms                                                            6.4               6.8             (0.4)            -5.9%
  Food & Beverage                                                  8.8              13.9             (5.1)           -36.7%
  Retail & Other                                                   1.3               1.7             (0.4)           -23.5%
  Less - Promotional Allowances                                  (11.7)            (16.4)             4.7            -28.7%
                                                        ---------------   ---------------  ----------------
Net Revenues                                            $        234.2    $        268.2   $        (34.0)           -12.7%

Adjusted Property EBITDAR                               $         61.0    $         54.1   $          6.9             12.8%
  EBITDAR Margin %                                               26.1%             20.2%                            5.9 pts

Operating Income                                        $        48.4     $         40.2   $          8.2             20.4%

GAMING STATISTICS
(In millions, except for percentages)

Rolling Chip Volume                                     $      4,711.4    $      6,181.4   $     (1,470.0)           -23.8%
  Rolling Chip Win %(1)                                          2.90%             2.82%                           0.08 pts

Non-Rolling Chip Table Games Drop                       $        595.5    $        657.7   $        (62.2)            -9.5%
  Non-Rolling Chip Table Games Win %(2)                          19.4%             19.5%                           -0.1 pts

Slot Handle                                             $        299.8    $        260.5   $          39.3            15.1%
  Slot Hold %(3)                                                  6.5%              8.1%                           -1.6 pts

HOTEL STATISTICS

  Occupancy %                                                    97.8%             98.8%                           -1.0 pts
  Average Daily Rate (ADR)                              $          253    $          264   $          (11)            -4.2%
  Revenue per Available Room (RevPAR)                   $          247    $          261   $          (14)            -5.4%

(1) This compares to our expected Rolling Chip win percentage of 3.0% (calculated before discounts and commissions).
(2) This compares to our expected Non-Rolling Chip  win  percentage  of 18%  to 20% (calculated  before  discounts).
(3) This compares to our expected  slot hold  percentage of 6% to 7%  (calculated  before slot club cash incentives).

FOUR SEASONS MACAO SECOND QUARTER OPERATING RESULTS

Net revenues for the Four Seasons Macao were $48.7 million in the second quarter of 2009, with casino revenues representing $39.6 million of that total. Rolling Chip volume for the quarter was $556.1 million while Rolling Chip win percentage was 3.27%. Non-Rolling Chip drop was $80.8 million and Non-Rolling Chip win percentage was 27.3%. Slot handle totaled $56.1 million while slot hold percentage was 6.0%. Adjusted property EBITDAR for the second quarter of 2009 was $5.6 million.

SANDS BETHLEHEM SECOND QUARTER OPERATING RESULTS

Sands Bethlehem in Bethlehem, Pennsylvania opened the first phase of its facilities for business on May 22, 2009. The first phase of Sands Bethlehem features 3,000 slot machines, dining and entertainment amenities. Adjusted property EBITDAR for the initial 40 days of operation through June 30 was $2.8 million. The property generated $369.6 million in slot handle in its first 40 days of operation, while slot hold percentage was 8.1%.

DETAIL ON COST SAVINGS PROGRAMS

Composition of $500 Million Cost Savings Programs
US$ in millions

                                                                               Targeted         % of Total
                                                                                Savings            Program
                                                                           ---------------   ----------------
Compensation and Benefits                                                  $          315              63.0%
Promotional Allowances / Reduced Commissions / Table Reductions                        45               9.0%
Operating Supplies / Cost of  Goods Sold                                               32               6.4%
Regional Transportation                                                                24               4.8%
Advertising / Media / Special Events                                                   18               3.6%
Utilities                                                                              13               2.6%
Professional Fees / Outside Services                                                   13               2.6%
Travel & Other                                                                         40               8.0%
                                                                           ---------------   ----------------
Total Cost Savings Programs                                                $          500             100.0%

Targeted Annualized Savings from Cost Savings Programs
US$ in millions

                                                                         2009
                                                  ---------------------------------------------------
                                                      Mar. 31A          Jun. 30A        Dec. 31F
                                                  ---------------  ----------------- ----------------
Targeted Savings Amount                           $        470      $         500    $         500
Run-Rate Expenses Eliminated                               320                345              500

% of Targeted Savings Amount Eliminated from
Run-Rate Expense Base                                      68%                69%             100%


Realized Savings Forecast for Cost Savings Programs
US$ in millions



                                                         2009                                                   Total
                           --------------------------------------------------------------                    Annualized
                2008A         Q1A           Q2A         Q3F          Q4F         2009F         2010F           Savings
              ----------   ----------    ---------    ---------    ---------    ---------    ----------     ------------
US            $      35    $      30     $     35     $     30     $     30     $    125     $      40      $      200

Macau                65           50           35           45           45          175            60             300
              ----------   ----------    ---------    ---------    ---------    ---------    ----------     ------------

Total         $     100    $      80     $     70     $     75     $     75     $    300     $     100      $      500

OTHER FACTORS AFFECTING EARNINGS

Other Asia adjusted property EBITDAR was negative $9.9 million, which was mainly from the $9.1 million in losses generated by our CotaiJet ferry service in the quarter.

Pre-opening expenses, related principally to Marina Bay Sands in Singapore, Sands Bethlehem, and resorts for which development is currently suspended on the Cotai Strip, were $41.8 million in the second quarter of 2009, compared to $38.1 million in the second quarter of 2008.

Depreciation and amortization expense was $143.6 million in the second quarter of 2009, compared to $119.1 million in the second quarter of 2008. The increase was principally driven by increased depreciation related to the openings of The Palazzo, the Four Seasons Macao and Sands Bethlehem.

Interest expense, net of amounts capitalized, was $64.9 million for the second quarter of 2009, compared to $88.5 million during the second quarter of 2008. The decrease is primarily the result of lower interest rates on our outstanding borrowings, offset partially by lower capitalized interest. Our average borrowing cost in the second quarter of 2009 was 2.97% compared to 5.60% in the second quarter of 2008. Capitalized interest was $14.1 million during the second quarter of 2009, compared to $31.6 million during the second quarter of 2008.

Impairment losses recognized in the quarter related to a reduction in the expected proceeds to be received from the sale of The Shoppes at The Palazzo, and the decision to delay indefinitely our plan to expand the Sands Expo and Convention Center in Las Vegas. The impairment losses resulted in a non-cash charge of $151.2 million for the quarter.

Corporate expense was $64.3 million in the second quarter of 2009, compared to $33.6 million in the second quarter of 2008. The increase in corporate expense was entirely due to the settlement of a litigation matter during the quarter and increased legal expenses, which were partially offset by reductions in other corporate costs.

Other income was $0.8 million in the second quarter of 2009 compared to an expense of $3.7 million in the second quarter of 2008. This is principally a result of foreign exchange gains offset by a decrease in the value of interest rate caps.

The company's effective tax rate for the second quarter of 2009 reflects a beneficial rate of 23.4%. The main drivers of the rate include the 0% tax rate on our Macau gaming operations offset by non-deductible pre-opening expenses and non-gaming losses in foreign jurisdictions for which no tax benefit is provided.

BALANCE SHEET ITEMS

Unrestricted cash balances as of June 30, 2009, stood at $2.6 billion, while restricted cash balances were $188.6 million. Of the restricted cash balances, $172.1 million is restricted for Macau-related construction and $6.3 million is restricted for construction of Marina Bay Sands in Singapore.

As of June 30, 2009, total debt outstanding, including the current portion, was $10.8 billion. Scheduled principal payments required for the remainder of 2009 and in 2010 total $63.3 million and $198.8 million, respectively.

CAPITAL EXPENDITURES

Capital expenditures during the second quarter totaled $498.7 million. This includes construction and development activities of $284.8 million at Marina Bay Sands, $101.0 million in Macau, $87.4 million at Sands Bethlehem, and $25.5 million in Las Vegas.

CONCLUDING COMMENTS

We continue to consider and evaluate our business strategy and future plans relating to our operations in Macau, and may seek to access public or private capital markets to raise financing, which may include the sale of a minority stake in those operations. In the event that we seek to access the public or private capital markets, any such activities will be subject to all usual applicable conditions including receipt of all necessary regulatory and other approvals in any relevant jurisdiction.

Mr. Adelson noted, "We remain focused on the reduction of our financial leverage, and we continue to aggressively pursue a comprehensive solution to our global liquidity needs. We are confident that our currently available liquidity and capital resources, coupled with our focused efforts to generate additional liquidity, provide sufficient means to complete our current development plans and meet our obligations. Additionally, we look forward to the eventual improvement in commercial markets in Asia which will enable us to sell certain of our non-core assets in the future.

"Our most important near term development, Marina Bay Sands in Singapore, is targeted to open in the first quarter of 2010. The construction and development of the project continues to progress, and on July 8, we celebrated the topping-off at the 55th floor of the three hotel towers. We look forward to bringing the benefits of our latest integrated resort development to the people of Singapore and South Asia approximately six months from today." concluded Mr. Adelson.


                                       ###

CONFERENCE CALL INFORMATION

The company will hold a conference call to discuss the company's results on Thursday, July 30, 2009 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Interested parties can listen to the conference call through a live audio webcast at WWW.LASVEGASSANDS.COM (click on Investor Information).

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, legalization of gaming, interest rates, future terrorist acts, insurance, gaming promoters, risks relating to our Macau gaming subconcession, infrastructure in Macau and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

NOTE 1

Adjusted net income excludes pre-opening expense, development expense, impairment loss, loss on disposal of assets, loss on early retirement of debt, legal settlement expense, preferred stock dividends, and accretion to redemption value of preferred stock issued to the Principal Stockholder's family.

--------------------------------------------------------------------------------

ABOUT LAS VEGAS SANDS CORP.

Las Vegas Sands Corp. (NYSE: LVS) is the leading international developer of multi-use integrated resorts.

The Las Vegas, Nevada-based company owns and operates The Venetian Resort-Hotel-Casino, The Palazzo Resort-Hotel-Casino, and the Sands Expo and Convention Center in Las Vegas and the Sands Casino Resort Bethlehem(TM) in Eastern Pennsylvania. The company also owns and operates The Venetian Macao Resort-Hotel and the Sands Macao in the People's Republic of China (PRC) Special Administrative Region of Macau. In addition, LVS owns the Four Seasons Hotel Macao and is also developing the Marina Bay Sands(TM) integrated resort in Singapore.

LVS is also creating the Cotai Strip(R), a master-planned development of resort-casino properties in Macau. At completion, the Cotai Strip will feature approximately 21,000 rooms from world-renowned hotel brands such as St. Regis, Sheraton, Shangri-La, Traders, Hilton, Conrad, Fairmont, Raffles, Holiday Inn, and InterContinental.


CONTACTS:

Investment Community:      Daniel Briggs    (702) 414-1221
Media:                     Ron Reese        (702) 414-3607



LAS VEGAS SANDS CORP.
SECOND QUARTER 2009 RESULTS
NON-GAAP RECONCILIATIONS

--------------------------------------------------------------------------------
Within the company's second quarter 2009 press release, the company makes reference to certain non-GAAP financial measures including "adjusted net income," "adjusted earnings per diluted share," "adjusted EBITDA," and "adjusted property EBITDAR." Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K. The specific reasons why the company's management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.'s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.
--------------------------------------------------------------------------------

 Adjusted EBITDA consists of operating income (loss) before depreciation and amortization, impairment loss, gain or loss on disposal of assets, pre-opening expense, development expense, and stock-based compensation. Adjusted property EBITDAR consists of operating income (loss) before depreciation and amortization, impairment loss, gain or loss on disposal of assets, pre-opening expense, development expense, stock-based compensation, corporate expense, and rental expense. Reconciliations of GAAP operating income (loss) and GAAP net income (loss) to adjusted EBITDA and adjusted property EBITDAR are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

                                                                Three Months Ended                    Six Months Ended
                                                                     June 30,                             June 30,
                                                             2009               2008               2009               2008
                                                        ---------------    ---------------    ---------------    ---------------
Revenues:
  Casino                                                $       798,053    $       804,274    $     1,595,978    $     1,599,715
  Rooms                                                         161,969            195,689            336,357            386,378
  Food and beverage                                              87,087             98,050            174,395            181,290
  Retail                                                         32,540             35,957             75,081             67,290
  Other                                                          63,345             52,743            134,291            100,268
                                                        ---------------    ---------------    ---------------    ---------------
                                                              1,142,994          1,186,713          2,316,102          2,334,941
  Less - promotional allowances                                 (84,294)           (74,599)          (178,340)          (143,804)
                                                        ---------------    ---------------    ---------------    ---------------
                                                              1,058,700          1,112,114          2,137,762          2,191,137
                                                        ---------------    ---------------    ---------------    ---------------

Operating expenses:
  Resort operations                                             816,560            833,592          1,643,422          1,630,433
  Rental expense                                                  7,877              8,072             15,806             17,136
  Corporate expense                                              64,307             33,602             87,731             59,139
  Pre-opening expense                                            41,830             38,103             86,764             64,693
  Development expense                                                10              4,459                264             10,351
  Depreciation and amortization                                 143,633            119,101            282,882            232,514
  Impairment loss                                               151,175                  -            151,175                  -
  Loss on disposal of assets                                      4,653              1,903              4,784              7,024
                                                        ---------------    ---------------    ---------------    ---------------
                                                              1,230,045          1,038,832          2,272,828          2,021,290
                                                        ---------------    ---------------    ---------------    ---------------

Operating income (loss)                                        (171,345)            73,282           (135,066)           169,847

  Interest income                                                 2,692              3,133              8,241              8,598
  Interest expense, net of amounts capitalized                  (64,871)           (88,474)          (135,989)          (203,174)
  Other income (expense)                                            773             (3,684)            (4,970)             4,415
  Loss on early retirement of debt                                    -                (33)                 -             (4,022)
                                                        ---------------    ---------------    ---------------    ---------------

Loss before income taxes                                       (232,751)           (15,776)          (267,784)           (24,336)

Income tax benefit                                               54,488              2,782             53,675                108
                                                        ---------------    ---------------    ---------------    ---------------

Net loss                                                       (178,263)           (12,994)          (214,109)           (24,228)

Noncontrolling interest                                           2,323              4,198              3,563              4,198
                                                        ---------------    ---------------    ---------------    ---------------

Net loss attributable to Las Vegas Sands Corp.                 (175,940)            (8,796)          (210,546)           (20,030)

Preferred stock dividends                                       (23,172)                 -            (46,326)                 -
Accretion to redemption value of preferred stock
      issued to Principal Stockholder's family                  (23,136)                 -            (46,272)                 -
                                                        ---------------    ---------------    ---------------    ---------------

Net loss attributable to common stockholders            $      (222,248)   $        (8,796)   $      (303,144)   $       (20,030)
                                                        ===============    ===============    ===============    ===============

Basic and diluted loss per share                        $         (0.34)   $         (0.02)   $         (0.46)   $         (0.06)
                                                        ===============    ===============    ===============    ===============

Basic and diluted weighted average shares outstanding       658,877,256        355,364,583        653,370,686        355,319,560
                                                        ===============    ===============    ===============    ===============

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted EBITDA and Adjusted Property EBITDAR

                                                  Three Months Ended June 30, 2009

                                            Impairment
                               Depreciation   and Loss     Pre-                    (1)                                     Adjusted
                   Operating       and      on Disposal  Opening   Development  Stock-Based  Adjusted  Corporate  Rental   Property
                  Income(Loss) Amortization  of Assets   Expense     Expense   Compensation   EBITDA    Expense  Expense    EBITDAR
                  ------------ ------------  --------- ----------- ----------  ------------ ---------  --------- -------  ---------
Sands Macao        $   48,446  $    12,248   $      30  $       -   $       -   $     (29)  $  60,695  $      -  $   354  $  61,049

The Venetian Macao     52,678       50,911       4,636       (218)          -         (87)    107,920         -    2,054    109,974

Four Seasons Macao     (8,043)      12,749          37       (186)          -         350       4,907         -      656      5,563
                   ----------  -----------   ---------  ---------   ---------   ---------   ---------  --------  -------  ---------
   Macau Property
      Operations       93,081       75,908       4,703       (404)          -         234     173,522         -    3,064    176,586

Las Vegas Operating
      Properties     (137,507)      58,052     151,125          1           -       5,035      76,706         -    1,404     78,110

Sands Bethlehem           563        1,965           -          -           -         309       2,837         -        -      2,837
                   ----------  -----------   ---------  ---------   ---------   ---------   ---------  --------  -------  ---------
   United States
      Property
      Operations     (136,944)      60,017     151,125          1           -       5,344      79,543         -    1,404     80,947

Other Asia (2)        (13,399)       3,265           -        319           -         (76)     (9,891)        -        -     (9,891)

Other Development     (47,084)       1,751           -     41,914          10           -      (3,409)        -    3,409          -

Corporate             (66,999)       2,692           -          -           -           -     (64,307)   64,307        -          -
                   ----------  -----------   ---------  ---------   ---------   ---------   ---------  --------  -------  ---------
                   $ (171,345) $   143,633   $ 155,828  $  41,830   $      10   $   5,502   $ 175,458  $ 64,307  $ 7,877  $ 247,642
                   ==========  ===========   =========  =========   =========   =========   =========  ========  =======  =========

                                                  Three Months Ended June 30, 2008

                               Depreciation   Loss On      Pre-                    (1)                                     Adjusted
                   Operating       and        Disposal   Opening   Development  Stock-Based  Adjusted  Corporate  Rental   Property
                  Income(Loss) Amortization  of Assets   Expense     Expense   Compensation   EBITDA    Expense  Expense    EBITDAR
                  ------------ ------------  --------- ----------- ----------  ------------ ---------  --------- -------  ---------
Sands Macao        $   40,199  $    12,946   $     107  $      (4)  $       -   $     475   $  53,723  $      -  $   351  $  54,074

The Venetian Macao     83,625       47,060           1      4,917           -       2,479     138,082         -    2,073    140,155
                   ----------  -----------   ---------  ---------   ---------   ---------   ---------  --------  -------  ---------
   Macau Property
      Operations      123,824       60,006         108      4,913           -       2,954     191,805         -    2,424    194,229

Las Vegas Operating
      Properties       42,100       54,615       1,794      1,062           -       5,673     105,244         -    1,376    106,620

Other Asia (2)        (16,897)       1,845           1      1,037         314         724     (12,976)        -        -    (12,976)

Other Development     (39,713)         205           -     31,091       4,145           -      (4,272)        -    4,272          -

Corporate             (36,032)       2,430           -          -           -           -     (33,602)   33,602        -          -
                   ----------  -----------   ---------  ---------   ---------   ---------   ---------  --------  -------  ---------
                   $   73,282  $   119,101   $   1,903  $  38,103   $   4,459   $   9,351   $ 246,199  $ 33,602  $ 8,072  $ 287,873
                   ==========  ===========   =========  =========   =========   =========   =========  ========  =======  =========


                                                    Six Months Ended June 30, 2009

                                            Impairment
                               Depreciation   and Loss     Pre-                    (1)                                     Adjusted
                   Operating       and      on Disposal  Opening   Development  Stock-Based  Adjusted  Corporate  Rental   Property
                  Income(Loss) Amortization  of Assets   Expense     Expense   Compensation   EBITDA    Expense  Expense    EBITDAR
                  ------------ ------------  --------- ----------- ----------  ------------ ---------  --------- -------  ---------
Sands Macao        $   85,199  $    24,632   $      87  $       -   $       -   $     782   $ 110,700  $      -  $   707  $ 111,407

The Venetian Macao    119,653      100,918       4,770        (95)          -       2,107     227,353         -    4,107    231,460

Four Seasons Macao    (17,487)      24,641          37      1,286           -         143       8,620         -    1,311      9,931
                   ----------  -----------   ---------  ---------   ---------   ---------   ---------  --------  -------  ---------
   Macau Property
      Operations      187,365      150,191       4,894      1,191           -       3,032     346,673         -    6,125    352,798

Las Vegas Operating
      Properties     (112,005)     116,557     151,065        (54)          -       9,500     165,063         -    2,821    167,884

Sands Bethlehem           563        1,965           -          -           -         309       2,837         -        -      2,837
                   ----------  -----------   ---------  ---------   ---------   ---------   ---------  --------  -------  ---------
   United States
      Property
      Operations     (111,442)     118,522     151,065        (54)          -       9,809     167,900         -    2,821    170,721

Other Asia (2)        (23,716)       6,478           -        895           5         437     (15,901)        -        -    (15,901)

Other Development     (94,229)       2,378           -     84,732         259           -      (6,860)        -    6,860          -

Corporate             (93,044)       5,313           -          -           -           -     (87,731)   87,731        -          -
                   ----------  -----------   ---------  ---------   ---------   ---------   ---------  --------  -------  ---------
                   $ (135,066) $   282,882   $ 155,959   $ 86,764   $     264   $  13,278   $ 404,081  $ 87,731  $15,806  $ 507,618
                   ==========  ===========   =========   ========   =========   =========   =========  ========  =======  =========


                                                    Six Months Ended June 30, 2008

                               Depreciation (Gain) Loss    Pre-                     (1)                                    Adjusted
                   Operating       and      on Disposal  Opening   Development  Stock-Based  Adjusted  Corporate  Rental   Property
                  Income(Loss) Amortization  of Assets   Expense     Expense   Compensation   EBITDA    Expense  Expense    EBITDAR
                  ------------ ------------  --------- ----------- ----------  ------------ ---------  --------- -------  ---------
Sands Macao        $   89,755  $    26,429   $   1,145  $     128   $       -   $   1,531   $ 118,988  $      -  $   704  $ 119,692

The Venetian Macao    140,464       93,638          39      8,725           -       3,527     246,393         -    4,097    250,490
                   ----------  -----------   ---------  ---------   ---------   ---------   ---------  --------  -------  ---------
   Macau Property
      Operations      230,219      120,067       1,184      8,853           -       5,058     365,381         -    4,801    370,182

Las Vegas Operating
      Properties       99,511      103,964       5,978      6,887           -       8,996     225,336         -    3,845    229,181

Other Asia (2)        (29,987)       3,377        (138)     1,037       1,106       1,367     (23,238)        -        -    (23,238)

Other Development     (66,160)         509           -     47,916       9,245           -      (8,490)        -    8,490          -

Corporate             (63,736)       4,597           -          -           -           -     (59,139)   59,139        -          -
                   ----------  -----------   ---------  ---------   ---------   ---------   ---------  --------  -------  ---------
                   $  169,847  $   232,514   $   7,024  $  64,693   $  10,351   $  15,421   $ 499,850  $ 59,139  $17,136  $ 576,125
                   ==========  ===========   =========  =========   =========   =========   =========  ========  =======  =========

(1)  During the three months ended June 30, 2009 and 2008, the Company recorded stock-based  compensation expense of $9.3 million and $14.0 million,  respectively, of which $2.4 million and $3.0 million, respectively, is included in corporate expense and
     $1.4 million and $1.7 million,  respectively,  is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.  During the six months ended June 30, 2009 and 2008, the Company recorded stock-based compensation expense of $20.9 million and $23.8 million, respectively, of which $4.7 million and $6.3 million, respectively, is included in corporate expense and $2.9 million and $2.1 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2) Primarily includes the results of the CotaiJet ferry operations.

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Loss Attributable to Las Vegas Sands Corp. to Adjusted EBITDA and
Adjusted Property EBITDAR:

                                                      Three Months Ended          Six Months Ended
                                                           June 30,                  June 30,
                                                       2009         2008         2009         2008
                                                    ----------   ----------   ----------   ----------
Net loss attributable to Las Vegas Sands Corp.      $(175,940)   $  (8,796)   $(210,546)   $ (20,030)
  Add (deduct) :
     Noncontrolling interest                           (2,323)      (4,198)      (3,563)      (4,198)
     Income tax benefit                               (54,488)      (2,782)     (53,675)        (108)
     Other (income) expense                              (773)       3,684        4,970       (4,415)
     Interest income                                   (2,692)      (3,133)      (8,241)      (8,598)
     Interest expense, net of amounts capitalized      64,871       88,474      135,989      203,174
     Loss on early retirement of debt                       -           33            -        4,022
     Depreciation and amortization                    143,633      119,101      282,882      232,514
     Loss on disposal of assets                         4,653        1,903        4,784        7,024
     Impairment loss                                  151,175            -      151,175            -
     Pre-opening expense                               41,830       38,103       86,764       64,693
     Development expense                                   10        4,459          264       10,351
     Stock-based compensation (1)                       5,502        9,351       13,278       15,421
                                                    ---------    ---------    ---------    ---------
Adjusted EBITDA                                       175,458      246,199      404,081      499,850

  Add :
     Rental expense                                     7,877        8,072       15,806       17,136
     Corporate expense                                 64,307       33,602       87,731       59,139
                                                    ---------    ---------    ---------    ---------
Adjusted Property EBITDAR                           $ 247,642    $ 287,873    $ 507,618    $ 576,125
                                                    =========    =========    =========    =========

(1)  See prior page

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

                                                      Three Months Ended          Six Months Ended
                                                           June 30,                  June 30,
                                                       2009         2008         2009         2008
                                                    ----------   ----------   ----------   ----------
Las Vegas Operating Properties                      $  291,002   $  348,404   $  608,506   $  699,977
Sands Bethlehem                                         32,711            -       32,711            -
Sands Macao                                            234,198      268,249      458,610      536,499
The Venetian Macao                                     443,213      493,673      926,866      949,414
Four Seasons Macao                                      48,700            -       95,691            -
Other Asia                                               8,876        1,788       15,378        5,247
                                                    ----------   ----------   ----------   ----------
                                                    $1,058,700   $1,112,114   $2,137,762   $2,191,137
                                                    ==========   ==========   ==========   ==========

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDAR as a Percentage of Net Revenues
(Unaudited)

                                                      Three Months Ended          Six Months Ended
                                                           June 30,                  June 30,
                                                      2009         2008         2009         2008
                                                    --------     --------     --------     --------
Las Vegas Operating Properties                        26.8%        30.6%        27.6%        32.7%
Sands Bethlehem                                        8.7%          N/A         8.7%          N/A
Sands Macao                                           26.1%        20.2%        24.3%        22.3%
The Venetian Macao                                    24.8%        28.4%        25.0%        26.4%
Four Seasons Macao                                    11.4%          N/A        10.4%          N/A
Other Asia                                          -111.4%      -725.7%      -103.4%      -442.9%

Total                                                 23.4%        25.9%        23.7%        26.3%

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income and Adjusted Earnings Per Diluted Share (In thousands, except share and per share data)
(Unaudited)

                                                           Three Months Ended                Six Months Ended
                                                               June 30,                         June 30,
                                                        2009             2008             2009             2008
                                                   --------------   --------------   --------------   -------------
Net loss attributable to common stockholders       $    (222,248)   $      (8,796)   $    (303,144)   $    (20,030)

Pre-opening expense, net                                  39,316           35,704           82,476          58,694
Development expense, net                                       7            3,053              207           7,224
Impairment loss, net                                      98,264                -           98,264               -
Loss on disposal of assets, net                            4,671              873            4,823           4,530
Loss on early retirement of debt                               -               33                -           4,022
Legal settlement expense                                  42,500                -           42,500               -
Preferred stock dividends                                 23,172                -           46,326               -
Accretion to redemption value of preferred stock
      issued to Principal Stockholder's family            23,136                -           46,272               -
                                                   -------------    -------------    -------------    ------------
Adjusted net income                                $       8,818    $      30,867    $      17,724    $     54,440
                                                   =============    =============    =============    ============


Per diluted share of common stock:
Net loss attributable to common stockholders       $       (0.32)   $       (0.02)   $       (0.46)   $      (0.06)

Pre-opening expense, net                                    0.06             0.10             0.13            0.17
Development expense, net                                       -             0.01                -            0.02
Impairment loss, net                                        0.14                -             0.15               -
Loss on disposal of assets, net                             0.01                -             0.01            0.01
Loss on early retirement of debt                               -                -                -            0.01
Legal settlement expense                                    0.06                -             0.06               -
Preferred stock dividends                                   0.03                -             0.07               -
Accretion to redemption value of preferred stock
      issued to Principal Stockholder's family              0.03                -             0.07               -
                                                   -------------    -------------    -------------    ------------
Adjusted earnings per diluted share                $        0.01    $        0.09    $        0.03    $       0.15
                                                   =============    =============    =============    ============

Weighted average diluted shares outstanding          700,796,549      356,196,052      661,053,146      356,225,202

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

                                                 Three Months Ended     Six Months Ended
                                                       June 30,             June 30,
                                                   2009       2008      2009       2008
                                                 -------    -------    -------    -------
Room Statistics:
    The Venetian Las Vegas:
       Occupancy %                                 88.9%      90.6%      89.0%      90.8%
       Average daily room rate (ADR) (1)         $   186    $   245    $   198    $   260
       Revenue per available room (RevPAR) (2)   $   166    $   222    $   176    $   236

    The Palazzo:
       Occupancy %                                 91.5%      92.9%      92.1%      86.6%
       Average daily room rate (ADR) (1)         $   207    $   243    $   214    $   243
       Revenue per available room (RevPAR) (2)   $   190    $   226    $   197    $   211

    Sands Macao:
       Occupancy %                                 97.8%      98.8%      97.3%      98.2%
       Average daily room rate (ADR) (1)         $   253    $   264    $   261    $   270
       Revenue per available room (RevPAR) (2)   $   247    $   261    $   253    $   265

    The Venetian Macao:
       Occupancy %                                 76.2%      80.2%      76.7%      79.4%
       Average daily room rate (ADR) (1)         $   201    $   225    $   209    $   228
       Revenue per available room (RevPAR) (2)   $   153    $   180    $   160    $   181

    Four Seasons Macao:
       Occupancy %                                 44.5%        N/A      41.5%        N/A
       Average daily room rate (ADR) (1)         $   291        N/A    $   293        N/A
       Revenue per available room (RevPAR) (2)   $   130        N/A    $   122        N/A

Other Information:
    The Venetian Las Vegas:
       Table games win per unit per day (3)      $ 2,437    $ 4,352    $ 3,313    $ 5,472
       Slot machine win per unit per day (4)     $   209    $   182    $   209    $   187
       Average number of table games                 113        131        121        130
       Average number of slot machines             1,435      1,694      1,457      1,681

    The Palazzo:
       Table games win per unit per day (3)      $ 3,937    $ 2,742    $ 3,829    $ 2,989
       Slot machine win per unit per day (4)     $   163    $   174    $   166    $   164
       Average number of table games                 138        128        135        128
       Average number of slot machines             1,420      1,398      1,408      1,394

    Sands Bethlehem:
       Slot machine win per unit per day (4)     $   250        N/A    $   250        N/A
       Average number of slot machines             3,000        N/A      3,000        N/A

    Sands Macao:
       Table games win per unit per day (3)      $ 6,818    $ 5,756    $ 6,518    $ 5,393
       Slot machine win per unit per day (4)     $   193    $   186    $   196    $   179
       Average number of table games                 407        577        425        602
       Average number of slot machines             1,105      1,236      1,097      1,290

    The Venetian Macao:
       Table games win per unit per day (3)      $ 7,625    $ 6,883    $ 7,965    $ 6,343
       Slot machine win per unit per day (4)     $   201    $   180    $   212    $   153
       Average number of table games                 600        752        609        780
       Average number of slot machines             2,184      2,218      2,150      2,440

    Four Seasons Macao:
       Table games win per unit per day (3)      $ 4,717        N/A    $ 4,053        N/A
       Slot machine win per unit per day (4)     $   147        N/A    $   145        N/A
       Average number of table games                  94        N/A        106        N/A
       Average number of slot machines               253        N/A        219        N/A

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(1)  ADR is calculated by dividing total room revenue by total rooms occupied.

(2) RevPAR is calculated by dividing total room revenue by total rooms available.

(3)  Table games win per unit per day is shown before discounts and commissions.

(4) Slot machine win per unit per day is shown before deducting cost for slot points.
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